UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-12

HARMONY MERGER CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.
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HARMONY MERGER CORP.

777 THIRD AVENUE, 37TH FLOOR

NEW YORK, NEW YORK 10017

PROXY STATEMENT SUPPLEMENT

March 20, 2017

TO THE STOCKHOLDERS OF HARMONY MERGER CORP.:

This is a supplement (this “Supplement”) to the proxy statement of Harmony Merger Corp. (the “Company”), dated March 13, 2017 (the “Proxy Statement”), that was sent to you in connection with the Company’s annual meeting of stockholders to be held at 10 a.m., Eastern Time, on March 27, 2017, at the offices of Graubard Miller, the Company’s counsel, at The Chrysler Building, 405 Lexington Avenue, 11th Floor, New York, New York 10174.

At the annual meeting, the Company’s stockholders will be asked to consider and vote upon, among other things, a proposal to amend (the “Extension Amendment”) the Company’s amended and restated certificate of incorporation to extend the date by which the Company has to consummate an initial business combination (the “Extension”) to July 27, 2017 (the “Extended Date”).

The Company’s stockholders prior to the Company’s initial public offering that participated in the simultaneous private placement of units (the “insiders”) and NextDecade, LLC (“NextDecade”), the liquefied natural gas (“LNG”) development company focused on LNG export projects and associated pipelines in the State of Texas that has executed a previously announced non-binding letter of intent with the Company for a proposed business combination, have agreed that if the Extension Amendment is approved, they or their affiliates will contribute to the Company as a loan (each loan being referred to herein as a “Contribution”) $0.0275 for each public share that is not converted in connection with the stockholder vote to approve the Extension, for each month (or a pro rata portion thereof if less than a month), that is needed by the Company to complete an initial business combination from March 27, 2017 until the Extended Date. Accordingly, if the Company takes until the Extended Date to complete an initial business combination, which would represent four months through the Extended Date, the insiders and NextDecade would make aggregate Contributions of approximately $1,265,000 (assuming no public shares were converted). Each Contribution will be deposited in the trust account established in connection with the Company’s initial public offering prior to the beginning of the extended period which such Contribution is for. Accordingly, if the Extension Amendment is approved and the Extension is completed and the Company takes the full time through the Extended Date to complete an initial business combination, the conversion amount per share at the meeting for such business combination or the Company’s subsequent liquidation will be approximately $10.32 per share, in comparison to the current conversion amount of approximately $10.21 per share. The insiders and NextDecade will not make any Contribution unless the Extension Amendment is approved and the Extension is completed. The Contribution(s) will not bear any interest and will be repayable by the Company to the insiders and NextDecade or their affiliates upon consummation of an initial business combination. The loans will be forgiven if the Company is unable to consummate an initial business combination. The Company’s board of directors will have the sole discretion whether to continue extending for additional months until the Extended Date and if the board determines not to continue extending for additional months, the insiders’ and NextDecade’s obligation to make additional Contributions will terminate. If this occurs, the Company would wind up the Company’s affairs and redeem 100% of the outstanding public shares in accordance with the procedures set forth in the Company’s amended and restated certificate of incorporation.

Notwithstanding the foregoing, as indicated in the Proxy Statement, if the Company is unable to enter into a definitive agreement for an initial business combination by April 27, 2017, it will promptly file the necessary proxy materials with the SEC to seek stockholder approval to dissolve and liquidate or to have holders agree to a further extension of time to complete an initial business combination.

Only holders of record of the Company’s common stock at the close of business on March 7, 2017 are entitled to notice of the annual meeting and to vote and have their votes counted at the annual meeting and any adjournments or postponements of the annual meeting. As of the close of business on March 7, 2017, there were 15,084,750 shares of common stock outstanding and entitled to vote. Each share is entitled to one vote per share at the annual meeting.

Before you vote you should read the Proxy Statement and other documents that the Company has filed with the Securities and Exchange Commission, together with this Supplement, for more complete information about the Company and the Extension. If you have questions about the Extension or if you need additional copies of this Supplement, the Proxy Statement, or the proxy card you should contact:

Harmony Merger Corp.

777 Third Avenue, 37th Floor

New York, New York 10017

Attn: David D. Sgro

Telephone: (212) 319-7676

or

MacKenzie Partners Inc.

105 Madison Avenue

New York, NY 10016

Tel: (800) 322-2885

Fax: (212) 929-0308

You may also obtain a free copy of this Supplement, the Proxy Statement and other documents containing information about the Company and the Extension, without charge, at the SEC’s website at www.sec.gov.

This Supplement should be read together with the Proxy Statement. To the extent that the information in this Supplement is inconsistent with the information in the Proxy Statement, the information in this Supplement supersedes the information in the Proxy Statement. Terms that are defined in the Proxy Statement have the same meanings in this Supplement, unless a new definition for such term is provided herein.

All of the Company’s stockholders are cordially invited to attend the annual meeting in person. If you are a stockholder of record and you have already provided a proxy, your shares will be voted in accordance with your instructions at the annual meeting, unless you affirmatively change your proxy as described in the Proxy Statement. If you have not yet provided a proxy, you are urged to complete, sign, date and return the proxy card that was enclosed with the Proxy Statement previously mailed to you as soon as possible. If you are a stockholder of record, you may also cast your vote in person at the annual meeting. If your shares are held in an account at a brokerage firm or bank, you must instruct your broker or bank on how to vote your shares or, if you wish to attend the annual meeting and vote in person, obtain a proxy from your broker or bank. If you have already instructed your broker or bank how to vote your shares, your shares will be voted in accordance with those instructions at the annual meeting, unless you affirmatively change your instructions as described in the Proxy Statement.

Your vote is important regardless of the number of shares you own. Whether you plan to attend the annual meeting or not, please sign, date and return the enclosed proxy card as soon as possible in the envelope provided. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted.

Thank you for your participation. We look forward to your continued support.

By Order of the Board of Directors

/s/ Eric Rosenfeld
Eric Rosenfeld Chief Executive Officer

You are not being asked to vote on any proposed business combination at this time. If the Extension is implemented and you do not elect to convert your public shares, you will retain the right to vote on any proposed business combination when and if one is submitted to stockholders and the right to convert your public shares into a pro rata portion of the trust account in the event a proposed business combination is approved and completed or the Company has not consummated a business combination by the Extended Date. Neither the Securities and Exchange Commission nor any state securities commission has determined if the Proxy Statement, as supplemented by this Supplement, is accurate or complete. Any representation to the contrary is a criminal offense.

Your vote is important.  Please sign, date and return your proxy card as soon as possible to make sure that your shares are represented at the annual meeting.  If you are a stockholder of record, you may also cast your vote in person at the annual meeting.  If your shares are held in an account at a brokerage firm or bank, you must instruct your broker or bank how to vote your shares, or you may cast your vote in person at the annual meeting by obtaining a proxy from your brokerage firm or bank.  Your failure to vote or instruct your broker or bank how to vote will have the same effect as voting against each of the proposals.

This Supplement is dated March 20, 2017 and is first being mailed to stockholders of the Company on or about such date.